Exhibit 99.1

MLFB to Launch 2016 Development Season

Reschedules Inaugural Kick Off Date to Spring 2017

LAKEWOOD RANCH, FL / ACCESSWIRE / April 1, 2016 / Major League Football, Inc. (MLFB) ("MLFB", the "League" or the "Company"), a new, professional spring-football league today announced the League will launch a "Development Season" this year and reschedule its inaugural year of professional, spring-league football to March of 2017.

In closed-door sessions at the Company's Lakewood Ranch headquarters, MLFB management, coaches, player representatives and the League's business partners agreed to use the current season to further develop players, plan for staffing in cities and provide ample time for ticketing agencies and the League's broadcasting partner to advertise and market the League's formal kick-off in 2017.

"Professional sports and football must always be well-planned and organized to ensure success," began Wes Chandler, President of Major League Football. "Even with recent investments that would have enabled an abbreviated season of game play in our targeted eight cities, we came to the unified conclusion to use 2016 as a developmental season to for our players and coaches. We felt our quality of play would not meet the standards we agreed to uphold for our league, MLFB fans and most importantly our players. This additional time also allows our sponsors and our broadcaster partner, Sinclair Broadcasting, to best prepare for the advertising and marketing needed to support a professional football league," Wes Chandler concluded.

Over the past four months MLFB has selected over 600 players from various tryout camps, player drafts and free agency. Throughout the 2016 Development Year, the League will continue to engage the coaching staff to ensure all players will be prepared for a successful spring 2017 season on and off the field. Once formalized, Major League football will announce and publicize a detailed Player Developmental Strategy to be executed by MLFB's Management Team, head coaches and player representatives.

In addition to the $120 million we expect to receive from investors pursuant to our recently announced letter of intent for financing that would provide MLFB with capital and credit line facilities, other additional investments of capital are also expected. The Company is in discussions with an investment bank to provide the League with the necessary capital to achieve long term success. MLFB's expansion in additional U.S. cities and other countries for 2018 are also under review.

About Major League Football

Major League Football Inc. is a publicly traded, professional spring football league. MLFB is dedicated to creating an innovative, accessible, and fan-owned game, which is scheduled to kick off in 2017. MLFB's strategically placed spring / summer season will fill a critical need for outdoor football at that time of the year when sports content is in high demand. The league's teams will focus on emerging markets in select U.S. cities in order to grow the overall popularity of the sport.

Safe Harbor

The information posted in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing,"

"ongoing," "expect," "we believe," "we intend," "may," "should," "will," "could" and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should not place undue reliance on these forward-looking statements. Factors that that are known to us that could cause a different result than projected by the forward-looking statement, include, but are not limited to; lack of available funding; general economic and business conditions; competition from third parties; intellectual property rights of third parties; regulatory constraints; failure to market and sell team franchises; failure to establish viable marketing campaigns such as televised programming, radio broadcasting, internet websites, and other mediums; those events and factors described by us in Item 1.A "Risk Factors" contained within our latest Annual Report on Form 10-K filed with the SEC; other risks to which our Company is subject; and other factors beyond the Company's control. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

COMPANY

Michael Queen
EVP of Finance
Major League Football
6230 University Parkway - #301
Lakewood Ranch, Florida 34240
774.213.1995 ext.1007
m.queen@mlfb.com

INVESTORS

John Mattio
VP of Communications and Investor Relations
Major League Football
6230 University Parkway - #301
Lakewood Ranch, Florida 34240
774.213.1995 ext.1013
j.mattio@mlfb.com

MEDIA

Nick Athan
Vice President Media Relations
Major League Football, Inc.
6230 University Parkway - #301
Lakewood Ranch, Florida 34240
774-213-1995 Ext.1009
n.athan@MLFB.com